Substitute Power of Attorney

       Under the terms of previously executed powers of attorney, the undersigned, Joseph C. Henry, was appointed attorney-in-fact for each of the directors and officers of Weatherford International Ltd. listed on Annex I attached hereto to: (1) execute for and on behalf of each such director and officer Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of each such director and officer which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the director or officer, in such form and containing such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

       The original powers of attorney conferred upon the undersigned full powers of substitution, and in accordance therewith, the undersigned appoints Charity R. Kohl as substitute attorney-in-fact, with full power of substitution, to exercise and execute all of the powers granted or conferred in the original powers of attorney.

       This Substitute Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing substitute attorney-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 25th day of June, 2013.

By: /s/ Joseph C. Henry

Joseph C. Henry, Attorney-in-Fact

Annex I

Bernard J. Duroc-Danner

Nicholas F. Brady

David J. Butters

William E. Macaulay

Robert K. Moses, Jr.

Guillermo Ortiz

Emyr Jones Parry

Robert A. Rayne

John H. Briscoe

Peter T. Fontana

Nicholas W. Gee

William B. Jacobson

Dharmesh Mehta

James C. Parent